UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

One World Pharma, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56151	61-1744826
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2021, Vahé Gabriel was appointed to serve as the Chief Financial Officer and Chief Operating Officer of One World Pharma, Inc. (the “Company”) pursuant to a letter agreement with the Company (the “Employment Agreement”).

Mr. Gabriel, 63, has been the Chief Operating Officer of ISIAH International, LLC, a holding company with interests in a diversified portfolio of businesses, since November 2020, and has more than 20 years of experience in senior-level leadership focused on operations and finance for start-up and early-stage growth companies. From January 2020 until joining ISIAH International, Mr. Gabriel was the Chief Executive Officer of Atthis LLC, a start-up formed to provide construction, drilling and maintenance services. Previously, from July 2015 until February 2019, Mr. Gabriel served as President and Chief Operating Officer of CGL Companies, a Hunt Development Company, providing planning and design, project management and facility management services. Additionally, Mr. Gabriel was involved in the waste and recycling industry for number of years, starting with Waste Management (formerly USA Waste) and with Waste Services of Florida, as well as the cellular phone industry working for McCaw Cellular which was acquired by AT&T. Mr. Gabriel started his career in public accounting in the Pittsburgh office of Deloitte and Touche where he became a registered CPA, and was a supervisor/manager in the audit group for several years. Mr. Gabriel holds a BS in Accounting from Duquesne University and an MBA from the University of Washington’s Executive MBA Program.

Pursuant to the Employment Agreement:

●	Mr. Gabriel will be employed by the Company on at-will basis and will be entitled to be paid a base salary of $200,000 commencing October 1, 2021.

●	If mutually agreed by the Company and Mr. Gabriel, Mr. Gabriel’s salary may be paid from time to time with a number of shares of the Company’s Common Stock equal to (a) 1.25 times the cash payment to which he would have been otherwise entitled, divided by (b) the closing price of the Common Stock on the day such cash payment was due.

●	The Company has awarded Mr. Gabriel an option (the “Option”) to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price equal to $0.1728 per share. The Option vests immediately as to 500,000 shares, as to 250,000 shares three months after the issuance of the Option, and as to the remaining 250,000 shares six months after the issuance of the Option.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

As a result of Mr. Gabriel’s appointment as Chief Financial Officer, Bruce Raben no longer serves as the Company’s Interim Chief Financial Officer, and has been appointed to serve as an Executive Vice President of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement between One World Pharma, Inc. and Vahé Gabriel, dated May 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Pharma, Inc.

Date: June 3, 2021

By:	/s/ Dr. Kenneth Perego
Name:	Dr. Kenneth Perego
Title:	Chairman of the Board